Exhibit 3.1

Bylaws
of
The Finish Line, Inc.

Amended as of July 23, 2009

Article 1.   General Provisions, Definitions and Construction

Section 1.1 Bylaws. This instrument constitutes the code of bylaws (the “Bylaws”) of The Finish Line, Inc., an Indiana corporation (the “Corporation”).

Section 1.2 Adoption by Board. These Bylaws have been adopted by the Board of Directors (the “Board” or the “Board of Directors”) of the Corporation.

Section 1.3 Corporation Law. As used throughout these Bylaws, the “Corporation Law” means the Indiana Business Corporation Law, as amended.

Section 1.4 Capitalized Terms. Certain terms are defined in these Bylaws and are capitalized to indicate that they are defined terms. Certain titles of officers or official bodies of the Corporation are also presented as capitalized terms in these Bylaws, but without being specifically defined herein.

Section 1.5 References to Terms. Unless otherwise expressly provided, all references in these Bylaws to words or terms such as officers, directors, board, board of directors, committees, shareholders, shares of stock or other securities, meetings, articles of incorporation, minutes of meetings, consents, records, or other persons, positions, actions or documents, whether the references in these Bylaws are to words or terms that are capitalized or in the lower case, shall be construed as referring to the Corporation even though the words “of the Corporation” or words of similar import do not follow or modify the particular noun, verb or other subject in question.

Article 2.   Fiscal Year and Corporate Seal

Section 2.1 Fiscal Year. The fiscal year of the Corporation shall be the “Retail” calendar and shall end on the Saturday closest to the last day of February.

Section 2.2 Seal. The Board may cause the Corporation to obtain and use a corporate seal, in such design as shall be designated by the Board, but the failure of the Board to cause the Corporation to obtain or use a corporate seal shall not affect in any way the validity or effect of any document issued or executed, or any action taken, by the Corporation.

Article 3.   Shares

Section 3.1 Consideration for Shares. The Board may authorize the Corporation to issue its shares or other securities (collectively referred to in these Bylaws as “shares”) for consideration consisting of any tangible or intangible property or benefit to the Corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. However, if shares are issued for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before notice of the next shareholders’ meeting. In the absence of actual fraud in the transaction, the judgment of the Board as to the value of such property, labor, or services received as consideration for shares, or the value placed by the Board upon the Corporation’s assets in the event of a share dividend, shall be conclusive.

Section 3.2 Subscriptions for Shares. Subscriptions for shares shall be paid to the Corporation at such time or times, in such installments or calls, and upon such terms, as shall be determined, from time to time, by the Board. Any call made by the Board for payment on subscriptions shall be uniform, so far as practicable, as to all shares of the same class or as to all shares of the same series, as the case may be, unless the subscription agreements provide otherwise.

Section 3.3 Payment for Shares. When payment of the consideration for which shares were authorized to be issued shall have been received by the Corporation, the shares shall be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon.

Section 3.4 Form. The Corporation may issue its shares in certificated or in uncertificated form as may be determined by the Board of Directors.

Section 3.5 Certificated Shares. When shares are issued in certificated form, each shareholder shall be entitled to a certificate stating: (i) the name of the Corporation and a statement that it is organized under the laws of the State of Indiana, (ii) the name of the registered holder, (iii) the number of shares represented thereby and the kind and class thereof, and (iv) whether the shares have been fully paid and are nonassessable.  Certificates for shares shall be in such form as the Board may, from time to time, by resolution approve.

Section 3.6 Uncertificated Shares.  Where uncertificated shares are issued, they shall be entered on the books of the Corporation in alphabetical order in accordance with the name of the registered owner, the number and class of shares (and series, if any).  All such information as well as the name of the Corporation shall be set forth on the initial transaction statement sent to the registered owner and to the registered pledgee, if any.

Section 3.7 Transfer of Shares.

(a)           Certificated.  Subject to the Articles of Incorporation and any applicable shareholder agreement or other instruments restricting the transfer of shares, the shares shall be transferable on the books of the Corporation, and it shall be the duty of the Corporation to issue a new certificate and cancel the old certificate, upon surrender of the certificate or certificates representing the shares and upon compliance with or satisfaction of the following requirements:

(i) the certificate(s) must be properly endorsed by the registered holder or the holder’s duly authorized attorney-in-fact;

(ii)  the endorsement or endorsements must be witnessed by one witness unless this requirement is waived in writing upon the form of endorsement by the President, a Vice President, or the Secretary;

(iii)  the Corporation must not have notice of any adverse claims or must have discharged any duty to inquire into any such claims of which it does have notice;

(iv)  the requirements of any applicable law relating to the collection of taxes must be satisfied; and

(v)  any other reasonable requirements imposed by the Corporation, not inconsistent with the relevant law, must be satisfied.

(b)           Uncertificated. Subject to the Articles of Incorporation and any applicable shareholder agreement or other instruments restricting the transfer of shares, the shares shall be transferable on the books of the Corporation, and it shall be the duty of the Corporation to send an initial transaction statement to the registered owner and to the registered pledgee, if any and cancel any prior entry upon presentation of an instruction to transfer an uncertificated security, and upon compliance with or satisfaction of the following requirements:

(i) the instruction must be accompanied by such assurances as the Corporation or the Transfer Agent may require as to the genuineness and effectiveness of each necessary signature;

(ii) the instruction must provide satisfactory evidence of compliance with all applicable laws relating to the collection of taxes; and

(iii) any other reasonable requirements imposed by the Corporation, not inconsistent with the relevant law, must be satisfied.

Section 3.8 Signatures. Share certificates shall signed by the President and Secretary (or other appropriate officers). Initial transaction statements for uncertificated shares shall be signed by the Secretary. If the certificate or initial transaction statement is countersigned by the written signature of a transfer agent other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. If the certificate or initial transaction statement is countersigned by the written signature of a registrar other than the Corporation or its employee, the signatures of the transfer agent and the officers of the Corporation may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate or initial transaction statement shall have ceased to be such officer, transfer agent, or registrar before such certificate or initial transaction statement is issued, it may be issued by the Corporation with the same effect as if the person were such officer, transfer agent or registrar at the date of its issue.

Section 3.9 Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its shares, whose respective duties the Board may from time to time define. No certificate for shares shall be valid until countersigned by a transfer agent if the Corporation has a transfer agent, or until registered by a registrar if the Corporation has a registrar.

Section 3.10 Lost, Stolen or Destroyed Certificates. When a certificate for shares has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of such event, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation on account of the transfer of the shares or for a new certificate. The Corporation may issue a new certificate for shares in the place of any certificate for shares previously issued if the holder of record of the certificate previously issued does the following:

(a)            Makes proof in affidavit form that the certificate has been lost, destroyed, or wrongfully taken.

(b)            Requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim.

(c)            If the Corporation so requires, gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, destruction, or theft of the certificates.

(d)           Satisfies any other reasonable requirements imposed by the Corporation.

Article 4.   Meetings of Shareholders

Section 4.1 Place of Meetings. All meetings of the shareholders shall be held at such place, within or without the State of Indiana, as may be designated by the Board. If no place is otherwise designated, the meeting shall be held at the principal office of the Corporation as the same is designated in the most recent report filed with the Secretary of State of Indiana.

Section 4.2 Annual Meeting. The shareholders shall meet at least once each fiscal year. The annual meeting of the shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be on or before the last day of the succeeding fiscal year, with the specific date of the meeting to be set by the Board. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation.

Section 4.3 Special Meetings. Special meetings of the shareholders may only be called by a majority of the members of the Board.

Section 4.4 Record Date. The Board may, in its discretion, fix a record date that is not more than seventy (70) days prior to the date of any meeting of shareholders as the date for the determination of shareholders entitled to notice of and to vote at the meeting. All persons who are holders of record of shares at the close of business on such record date, and no others, shall be entitled to notice of and to vote at the meeting.

Section 4.5 Addresses of Shareholders. The address of any shareholder appearing on the records of the Corporation shall be deemed to be (i) the latest address of the shareholder appearing on the records maintained by the transfer agent or registrar, as the case may be, for the class of shares held by the shareholder, if the Corporation has a transfer agent or registrar for the class of shares and the Board has provided in the resolutions appointing the transfer agent or registrar that notices of changes of address shall be given to one of those agents by the shareholders of the class, or (ii) the latest address of the shareholder appearing on the records maintained by the Secretary for the class of shares held by the shareholder if the Corporation has no transfer agent or registrar for the class of shares or if it has a transfer agent or registrar for the class of shares but the resolutions appointing the transfer agent or registrar do not provide that notices of changes of address shall be given to one of the agents by the shareholders of the class.

Section 4.6 Notice of Meetings. Except as otherwise required by law, notice of each meeting of shareholders, whether annual or special, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to the shareholder personally, or by depositing the notice in the United States mail, in a postage prepaid envelope, directed to the shareholder at the address of the shareholder appearing on the Corporation’s records. Except as otherwise expressly required by law, no publication of any notice of a meeting of shareholders shall be required. Every notice of a meeting of shareholders shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder to whom notice may be omitted pursuant to applicable Indiana law or who shall have waived notice, and notice shall be deemed waived by any shareholder who shall attend the meeting in person or by proxy, except a shareholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of shareholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

Section 4.7 Quorum. Except as otherwise required by law, the holders of record of a majority in voting interests of the shares of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders of the Corporation or any adjournment thereof. Subject to the requirement of a larger percentage vote, if any, contained in the Articles of Incorporation, these Bylaws or by statute, the shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding any withdrawal of shareholders that may leave less than a quorum remaining, if any action taken (other than adjournment) is approved by the vote of at least a majority in voting interest of the shares required to constitute a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the shareholders, any officer entitled to preside at, or to act as secretary of, the meeting may adjourn such meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 4.8 Voting.

(a)           Each shareholder shall, at each meeting of shareholders, be entitled to vote in person or by proxy each share of the Corporation that has voting rights on the matter in question and that shall have been held by the shareholder and registered in the shareholder’s name on the books of the Corporation:

(i) On the date fixed as the record date for the determination of shareholders entitled to notice of and to vote at such meeting; or

(ii) If no record date shall have been so fixed, then (a) at the close of business on the day next preceding the day upon which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day upon which the meeting shall be held.

Section 4.9 Voting of Shares Owned by Other Entities. Shares held of record by a corporation, partnership, limited liability company or other legal entity, may be voted by the officer, agent or proxy of the shareholder as that shareholder shall designate in a writing acceptable to the Corporation.

Section 4.10 Voting of Shares Owned by Fiduciaries. Shares held of record by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order appointing such fiduciaries may direct. In the absence of such direction or the inability of the fiduciaries to act in accordance therewith, the following provisions shall apply:

(a)            If shares are held jointly by three (3) or more fiduciaries, such shares shall be voted in accordance with the will of the majority of the fiduciaries.

(b)            Except as otherwise provided by law, if the fiduciaries, or a majority of them, cannot agree, or if they are equally divided, upon the question of voting the shares, any court of general equity jurisdiction may, upon petition filed by any of such fiduciaries or by any party in interest, direct the voting of the shares as it may deem to be in the best interests of the beneficiaries, and the shares shall be voted in accordance with that direction.

(c)            The general proxy of a fiduciary shall be given the same weight and effect as the general proxy of an individual or corporation.

Section 4.11 Voting of Pledged Shares. Shares that are pledged may, unless otherwise provided in the agreement of pledge, be voted by the shareholder pledging the shares until the registered ownership of the shares shall have been transferred to the pledgee on the books of the Corporation, and thereafter they may be voted by the pledgee.

Section 4.12 Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid for longer than eleven (11) months after the date of its execution unless a longer time is expressly provided therein. The appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is a power coupled with an interest and enforceable as an irrevocable proxy under applicable law.

Section 4.13 Voting Procedure and List.

(a)           The Secretary, who may call on any officer or officers of the Corporation for assistance, shall make all necessary and appropriate arrangements for meetings of the shareholders, shall receive all proxies, and shall ascertain and report by certificate at each meeting the number of shares present in person or by proxy and entitled to vote at such meeting. The certified report of the Secretary or an Assistant Secretary as to the regularity of such proxies and as to the number of shares present in person or by proxy and entitled to vote at such meeting shall be received as prima facie evidence of the number of shares which are present in person or by proxy and entitled to vote, for the purpose of establishing the presence of a quorum at such meeting, and for all other purposes.

(b)           The officer or agent having charge of the share transfer books shall prepare, at least five (5) days before any meeting of shareholders, a complete list of the shareholders entitled by the Articles of Incorporation or the Corporation Law to vote at the meeting, arranged in alphabetical order and with the addresses and number of shares so entitled to vote held by each of the shareholders. The list of shareholders shall be on file at the principal office of the Corporation and subject to inspection by any shareholder entitled to vote at the meeting or by any such shareholder’s agent or attorney. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder entitled to vote at the meeting or the shareholder’s agent or attorney. The original share register or transfer book or a duplicate thereof, kept in the State of Indiana, shall be the only evidence as to who are the shareholders entitled to examine such list, or the share ledger or transfer book, or to vote at any meeting of the shareholders. If a quorum is present at a meeting of the shareholders, the affirmative vote of a majority of the shares present at the meeting shall be sufficient to authorize the taking of action by the shareholders unless the affirmative vote of a greater number of shares is required by the Corporation Law, the Articles of Incorporation or these Bylaws, in which case the affirmative vote of such greater number of shares shall be required to authorize the taking of action by the shares.

Section 4.14 Participation by Conference Telephone. Shareholders may participate in any meeting by means of a conference telephone or similar device by means of which all persons participating in the meeting can hear each other at the same time. A shareholder participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 4.15 Corporation’s Acceptance of Votes.

(a)           Conforming Signatures. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

(b)           Non-Conforming Signatures. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder to whom it purportedly relates, the Corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(1)	the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(2)
the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(3)	the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(4)
the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

(5)
two or more persons are the shareholder as co-owners and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

(c)           Rejection of Votes. The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary of the meeting or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature thereon or about the signatory’s authority to sign for the shareholder.

(d)           No Liability. The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in accordance with the standards of this Section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

(e)           Validity of Action. Corporate action taken after and impacted by the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this Section is valid unless a court of competent jurisdiction determines otherwise.

Section 4.16 Advance Notice of Shareholder Proposals and Shareholder Nominations.

(a)           At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any shareholder of the Corporation who was a shareholder of record both at the time of giving of the notice required by this Section 4.16(a) and at the time of the annual meeting, who is entitled to vote at the annual meeting and who complies with the notice procedures set forth in this Section.  At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  For business to be properly brought before any annual meeting of the shareholders by a shareholder (other than the nomination of a person for election as a director which shall be governed by Sections 4.16(b), (c), (d), (e) and (f) hereof), the shareholder must have given notice thereof in writing to the Secretary of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not less than ninety (90) days nor more than one hundred twenty (120) days in advance of such annual meeting or, if later, the seventh day following the first public announcement of the date of the annual shareholders meeting.  In no event shall the public announcement of an adjournment of an annual meeting of the shareholders commence a new time period for the giving of a shareholder’s notice as described above. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the text of the proposed amendment), (3) the name and address of the shareholder proposing the business and any Shareholder Associated Person on whose behalf the proposal is made, (4) the class and number of shares of the Corporation that are beneficially and of record owned by the shareholder and by any Shareholder Associated Person, (5) a description of any agreement, arrangement or understanding with respect to such business between or among the shareholder and any Shareholder Associated Person, (6) any material interest of the shareholder or any Shareholder Associated Person in that business, and (7) any derivative positions held by the shareholder or any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such shareholder or any Shareholder Associated Person with respect to any share of stock of the Corporation, such information to be updated to reflect any material change in such positions through the time of the annual meeting. In addition, the shareholder making the proposal shall promptly provide any other information reasonably required by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Section. The Chairman of any meeting shall direct that any business not properly brought before the meeting shall not be considered. The provisions of this Section 4.16(a) shall govern what constitutes timely notice for purposes of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)           Nominations for the election of directors at an annual meeting of the shareholders may be made by the Board or by any shareholder entitled to vote in the election of directors who is a shareholder of record both at the time of the giving of notice required by this Section 4.16(b) and at the time of the annual meeting; provided, however, that a shareholder may nominate a person for election as a director at a meeting only if written notice of the shareholder’s intent to make such nomination as prescribed below has been given to the Secretary of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not less than ninety (90) days nor more than one hundred twenty (120) days in advance of such annual meeting or, if later, the seventh day following the first public announcement of the date of the annual shareholders meeting.  In no event shall the public announcement of an adjournment of an annual meeting of the shareholders commence a new time period for the giving of a shareholder’s notice as described above.  Each such notice shall set forth: (1) the name, age, business address and residence address of the shareholder who intends to make the nomination, any Shareholder Associated Person on whose behalf the proposal is made, and of the person or persons to be nominated; (2) the principal occupation or employer of each person to be nominated, (3) a representation (x) that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting, (y) that the shareholder intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice and (z) as to the class and number of shares of the Corporation that are beneficially and of record owned by the shareholder, by any Shareholder Associated Person, and by each person to be nominated; (4) a description of all arrangements or understandings between the shareholder and each nominee and any other Shareholder Associated Person pursuant to which the nomination or nominations are to be made by the shareholder; (5) any derivative positions held by the shareholder, any Shareholder Associated Person, or any person to be nominated and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such shareholder, any Shareholder Associated Person, or person to be nominated with respect to any share of stock of the Corporation, such information to be updated to reflect any material change in such positions through the time of the annual meeting, (6) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (7) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the shareholder making the nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The Chairman of any meeting of the shareholders shall direct that any nomination not made in accordance with these procedures be disregarded.

(c)           For purposes of this Article 4, “Shareholder Associated Person” of any shareholder shall mean (1) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of shares of the Corporation owned of record or beneficially by such shareholder, and (3) any person controlling, controlled by, or under common control with, such Shareholder Associated Person.

(d)           For purposes of this Article 4, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable news service or in a document publicly filed or furnished by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(e)           Notwithstanding anything in the first sentence of paragraph (b) of this Article 4 to the contrary, in the event that the number of directors to be elected to the

Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting (or if the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, at least one hundred (100) days prior to such annual meeting), a shareholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation not later than the close of business on the seventh (7th) day following the day on which such public announcement is made by the Corporation.

(f)           Notwithstanding the foregoing provisions of this Article 4, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. The provisions of Sections 4.16(a), (b), (c), (d), (e) and (f) shall apply to any business to be brought before an annual meeting by a shareholder whether or not such business is to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or presented to shareholders through an independently financed proxy solicitation. Nothing in this Article 4 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; provided, however, that any references in this Article 4 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the applicable requirements set forth in this Article 4.

Article 5.   Board of Directors

Section 5.1 Management Authority. The business of the Corporation shall be managed by or under the direction of a Board of Directors. The Directors, in their capacity as Directors, shall have no authority to act for or bind the Corporation except when acting as a Board or when acting as a committee of the Board that has been granted authority to act for or bind the Corporation.

Section 5.2 Number and Term. The Board of Directors shall consist of at least five (5) and no more than thirteen (13) Directors. The actual number of Directors of the Corporation shall be fixed or changed, from time to time, by the Board.  Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, Directors shall be elected at each annual meeting of the shareholders, by the shareholders entitled to vote for the election of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the whole Board permits, with the term of office of one class expiring each year.

The Board may elect a Chairman of the Board, who shall be chosen from among the Directors and who need not be an employee or officer of the Corporation.  The Chairman of the Board shall preside at all meetings of the Board and the shareholders, and shall perform such other duties as the Board may from time to time assign.

At each annual meeting of shareholders the successors to the class of Directors whose term shall then expire shall be elected and each Director so elected shall hold office until such Director’s successor is elected and qualified, or until his or her earlier resignation or removal.  If the number of Directors is changed, any increase or decrease in the number of Directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible.  Notwithstanding the foregoing, whenever holders of any Preferred Stock, or any series thereof, shall be entitled, voting separately as a class, to elect any Directors, all Directors so elected shall be allocated, each time they are so elected, to the class whose term expires at the next succeeding annual meeting of shareholders and the terms of all Directors so elected by such holders shall expire at the next succeeding annual meeting of shareholders, in each case except to the extent otherwise provided in the Articles of Incorporation.

Section 5.3 Vacancies. Any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity, or increase in the number of directors shall be filled by a majority vote of the remaining members of the Board of Directors, or, at the discretion of the Board of Directors, such vacancy may be filled by vote of the shareholders at a special meeting called for that purpose. Each replacement or new Director shall serve for the balance of the term of the class of the Director he or she succeeds or, in the event of an increase in the number of directors, of the class to which he or she is assigned. Until any vacancy is filled, the existing directors shall constitute the Board of Directors.

Section 5.4 Quorum and Required Vote. A majority of the number of Directors designated as constituting the entire Board (regardless of the number of Directors actually serving) shall constitute a quorum of the Board for the transaction of business at any meeting of the Board, except that a majority of the Directors then serving (regardless of the number designated as constituting a full Board) shall constitute a quorum of the Board for the filling of vacancies on the Board. If a quorum is present at a meeting of the Board, the affirmative vote of a majority of the Directors present at the meeting shall be sufficient to authorize the taking of action by the Board unless the act of a greater number of Directors is required by the Corporation Law, the Articles of Incorporation or these Bylaws, in which case the act of such greater number shall be required to authorize the taking of action by the Board.

Section 5.5 Annual and Regular Meetings. The Board shall meet annually, without notice, on the same day as the annual meeting of the shareholders, for the purpose of electing officers and transacting such other business as may properly come before the meeting. Other regular meetings of the Board may be held on the dates, at the times and at the places as may be fixed by resolution adopted by the Board or as may be otherwise determined by the Board and communicated to the Directors.

Section 5.6 Special Meetings. Special meetings of the Board may be called by the Chairman, if elected, the President, or by a majority of the Board, upon not less than 24 hours’ notice given to each Director of the date, time, and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. The notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype, facsimile, electronic mail or other form of wire or wireless communication or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, three (3) days after its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director, at the beginning of the meeting (or promptly upon the Director’s arrival), objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

Section 5.7 Written Consents. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is taken in writing by all members of the Board. The action so taken must be evidenced by a written consent (which may be in multiple counterparts) describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last Director signs the consent unless the consent specifies a prior or subsequent effective date, in which case the action is effective on or as of the specified date. A consent signed by all of the Directors shall have the same effect as if the action taken by consent was taken at a meeting of the Board and may be described as having been taken at a meeting of the Board.

Section 5.8 Participation by Conference Telephone. The Board may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication (such as conference telephone) by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by those means shall be deemed to be present in person at the meeting.

Section 5.9 Compensation. Directors who are not employees of the Corporation or any of its subsidiaries may receive an annual fee for their services as directors in an amount fixed by resolution of the Board, and, in addition, a fixed fee, with or without expenses of attendance, may be allowed by resolution of the Board for attendance at each meeting, including each meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefore.

Section 5.10 Election Not to be Governed by Indiana Code Section 23-1-33-6(c).  The Corporation shall not be governed by any of the provisions set forth in Section 23-1-33-6(c) of the Indiana Business Corporation Law, as amended.

Article 6.   Committees

Section 6.1 Designation of Committees. The Board of Directors may, from time to time, by resolution adopted by a majority of the actual number of Directors elected and qualified, designate from among its members an audit committee, a finance committee, compensation and stock option committee, and one or more other committees, each of which to the extent provided in the resolution, may exercise all the authority of the Board of Directors subject to the limitations of IC 23-1-34-6(e). In addition, the Board may establish a committee of three (3) or more disinterested Directors or other persons as provided in IC 23-1-32-4.

Article 7.   Officers

Section 7.1 Number. The officers of the Corporation shall consist of the Chief Executive Officer, the President, one or more Vice Presidents, if elected, the Treasurer, if elected, the Secretary, and such other officers and assistant officers as the Board may appoint.

Section 7.2 Appointed Officers. The Board may designate certain officers or classes of officers who are to be appointed by a designated officer. An appointed officer shall serve until the officer’s successor is appointed or until the officer’s earlier death, resignation or removal by the appointing officer.

Section 7.3 Election, Term of Office and Qualification. The elected officers shall be elected at the annual meeting of the Board. Each officer shall hold office until the officer’s successor is elected and qualified or until the officer’s earlier death, resignation or removal.

Section 7.4 Removal. Any officer may be removed by the Board at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 7.5 Resignations. Any officer may resign at any time by giving written notice to the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time it is delivered to the Corporation’s representative unless the notice specifies a later effective date, in which case it shall take effect at 12:01 a.m., Eastern Standard Time, on the specified date. Unless otherwise specified in the resignation, the acceptance of such resignation shall not be necessary to make it effective.

Section 7.6 Vacancies. Any vacancy in any office because of death, resignation, removal or any other cause, may be filled in the manner prescribed in these Bylaws for election or appointment to such office.

Section 7.7 Compensation. The compensation of the officers (including those who are Directors) shall be fixed, from time to time, by the Board or a Committee thereof unless the Board designates certain officers or classes of officers whose compensation is to be determined by a designated officer, in which event the designated officer shall affix the compensation of those officers.

Section 7.8 Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board, have general charge of and supervision and authority over the business and affairs of the Corporation.  The Chief Executive Officer may appoint officers, agents or employees other than those appointed by the Board, and shall have such other powers and perform such other duties as customarily pertain to the office of Chief Executive Officer and as may be assigned to him or her by the Board.

Section 7.9 President. The President shall exercise such duties as customarily pertain to the office of the President and shall have general and active supervision over the property, business affairs of the Corporation and over its several officers.  The President may appoint officers, agents or employees other than those appointed by the Board, and shall perform such other duties as may be prescribed from time to time by the Board or by these Bylaws.

Section 7.10 Vice Presidents. The Vice Presidents, if elected, shall have such powers and perform such duties as the Board may from time to time prescribe or as the President from time to time delegates to them. At the request of the President or the Board, a Vice President may, in the case of the absence or inability to act of the President, temporarily act in the President’s place.

Section 7.11 Secretary. The Secretary shall have the custody and care of the corporate seal, records, minutes and share books of the Corporation. The Secretary shall attend all meetings of the shareholders and of the Board, and shall keep or cause to be kept, in a book provided for the purpose, a true and complete record of the proceedings of such meetings, and shall perform a like duty for all Committees appointed by the Board, when required. The Secretary shall attend to the giving and serving of all notices by the Corporation, shall file and take charge of all papers and documents belonging to the Corporation, shall authenticate the records of the Corporation when necessary or appropriate, and shall perform such other duties as these Bylaws may require or the Board may prescribe.

Section 7.12 Treasurer. The Treasurer, if elected, and if not elected such other officer or officers as may be designated by the Board, shall be the financial officer of the Corporation, shall have charge and custody of, and be responsible for, all funds of the Corporation, shall deposit all such funds in the name of the Corporation in such banks, trust companies and other depositories as shall be selected by the Board, shall receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever, and, in general, shall perform all the duties as, from time to time, may be assigned by the Board or by the Chief Executive Officer of the Corporation. The Treasurer shall render to the Chief Executive Officer, President and the Board, whenever the same shall be required, an account of all of the Treasurer’s transactions and the financial condition of the Corporation.

Section 7.13 Controller. The Controller, if elected, shall be responsible to the Board and the chief executive officer for all financial control and internal audit of the Corporation and its subsidiaries. The Controller shall perform such other duties as may be assigned by the Board or the chief executive officer.

Section 7.14 Assistant Secretaries. The Assistant Secretaries, if elected, shall perform all duties of the Secretary during the absence or inability of the Secretary to perform such duties. They shall perform such other duties as the chief executive officer or the Board may prescribe.

Section 7.15 Other Offices. The Board of Directors may create other offices as it may from time to time deem desirable with duties as it may determine.

Article 8. Execution of Documents and Exercising Voting Rights

Section 8.1 Execution of Routine Contracts. Except as otherwise required or provided in these Bylaws or by law, all written contracts and agreements into which the Corporation enters in the ordinary course of its business may be executed on behalf of the Corporation by (a) any duly elected or appointed officer of the Corporation, or (b) any other employee or agent of the Corporation authorized by resolution of the Board to execute any the contract or agreement either in general or in a specific instance.

Section 8.2 Execution of Deeds, Mortgages, Notes and Non-Routine Contracts. Except as otherwise required or provided in these Bylaws or by law, all deeds, mortgages, deeds of trust, notes, assignments, bills of sale, and other instruments of transfer made by the Corporation, and all written contracts and agreements entered into by the Corporation other than those contracts and agreements entered into in the ordinary course of its business, shall be executed on behalf of the Corporation by the Chief Executive Officer, the President of the Corporation or a Vice President and, when required, attested by the Secretary or an Assistant Secretary of the Corporation; provided, however, that the Board may expressly authorize by resolution any officer, employee, or agent of the Corporation to execute any such deed, mortgage, assignment, instrument, contract or agreement on behalf of the Corporation either jointly with others or singly and without the necessity of any additional execution or attestation by any other officer of the Corporation.

Section 8.3 Execution and Endorsement of Checks and Drafts. Except as otherwise required or provided in these Bylaws or by law, all checks, drafts, bills of exchange and other orders for the payment of money (other than notes) by or to the Corporation shall be executed or endorsed on behalf of the Corporation by the Chief Executive Officer, or the President or Treasurer; provided, however, the Board may expressly authorize by resolution any one or more officers or other employees of the Corporation to execute or endorse any checks, drafts, or other orders for the payment of money on behalf of the Corporation, either jointly with others or singly and without the necessity of any additional execution or attestation by any other officer of the Corporation.

Section 8.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chief Executive Officer, the President, any Vice President (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

Section 8.5 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

Section 8.6 Voting of Shares Owned by the Corporation. Subject always to the further orders and directions of the Board of Directors, any share or shares issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders’ meeting of such other corporation by the Chief Executive Officer, or in the Chief Executive Officer’s absence by the President of the Corporation, or in their absence by any Vice President of the Corporation who may be present. Whenever, in the judgment of the Chief Executive Officer or, in the Chief Executive Officer’s absence, the President, it is desirable for the Corporation to execute a proxy or give a shareholders’ consent with respect to any share or shares issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, the President or a Vice President of the Corporation and shall be attested by the Secretary or an Assistant Secretary of the Corporation under the corporate seal, if any. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares issued by such other corporation and owned by the Corporation, the same as if such share or shares might be voted by the Corporation.

Article 9.   Indemnification of Directors, Officers and Employees.

Section 9.1 Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if:

(a)           he or she acted (or failed to take action) in good faith; and

(b)           he or she reasonably believed his or her conduct was in the Corporation’s best interest or was at least not opposed to the best interests of the Corporation; and

(c)           in the case of a criminal proceeding, he or she either:  (a) had reasonable cause to believe his or her conduct was lawful; or (b) had no reason to believe his or her conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the standard of conduct specified in this Article 9.

Section 9.2 Successful Defense. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.1 hereof or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 9.3 Determination that Indemnification is Proper. Any indemnification of a director or officer of the Corporation under Section 9.1 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 9.1 hereof. Any indemnification of an employee or agent of the Corporation under Section 9.1 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 9.1 hereof. Any such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not at the time parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, by a majority vote of a committee (designated by the board of directors) consisting of two (2) or more directors not at the time parties to the proceeding, (iii) by special legal counsel in a written opinion, or (iv) by the shareholders.

Section 9.4 Advance Payment of Expenses. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if:  (i) the Corporation receives a written affirmation of the director or officer’s good faith belief that the director or officer has met the standard of care described in Section 9.1; (ii) the Corporation receives an unconditional written undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article; and (iii) a determination is made that the facts known to those making the determination would not preclude indemnification under this Article. The expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation’s counsel to represent the director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 9.5 Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 9.1 and Section 9.2 or advance of costs, charges and expenses to a director or officer under Section 9.4 shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. The person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expense under Section 9.4 of this Article where the required affirmation and undertaking, if any, have been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 9.1 of this Article, but the burden of proving this defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 9.1 of this Article 9, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 9.6 Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Act are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. This contract right may not be modified retroactively without the consent of the director, officer, employee or agent.

The indemnification provided by this Article 9 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.7 Severability. If this Article 9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 9.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under this Article.

Section 9.9 Additional Definitions. For purposes of this Article, references to the “Corporation” shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

For purposes of this Article, serving an employee benefit plan at the request of the Corporation shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by such director or officer with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” referred to in this Article.

For purposes of this Article, “party” includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

For purposes of this Article, “official capacity,” when used with respect to a director, shall mean the office of director of the Corporation; and when used with respect to an individual other than a director, shall mean the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. “Official capacity” does not include service for any other foreign or domestic corporation or limited liability company or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

Section 9.10 Business Expense. Any payments made to any indemnified party under this Article or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.

Article 10.   Amendments

Section 10.1 Amendments to Bylaws. The power to make, alter, amend and repeal these Bylaws is vested exclusively in the Board.